EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hanmi Financial Corporation of our report dated March 1, 2021, relating to the financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Hanmi Financial Corporation and subsidiaries for the year ended December 31, 2020.

/s/ Crowe LLP

Crowe LLP

Los Angeles, California
July 23, 2021